Exhibit 4-A-43








               _________________________________________________________
               _________________________________________________________


                         JERSEY CENTRAL POWER & LIGHT COMPANY

                                          TO


                       UNITED STATES TRUST COMPANY OF NEW YORK,
                                                  Trustee



                                      __________

                                SUPPLEMENTAL INDENTURE

                                      __________


                             Dated as of August 15, 1996


               _________________________________________________________
               _________________________________________________________

                                       MORTGAGE


               FIFTY-FIRST SUPPLEMENTAL INDENTURE, dated as of the 15th day of August, 1996, made and entered into by and between JERSEY CENTRAL POWER & LIGHT COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Company"), party of the first part, and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the State of New York bank law, with its principal corporate trust office at 114 West 47th Street, New York, New York, 10036-1532, as Successor Trustee under the Original Indenture hereinafter mentioned (the Successor Trustee being hereinafter sometimes called "Trustee"), party of the second part.

               WHEREAS, the Company has heretofore executed and delivered to City Bank Farmers Trust Company an Indenture dated as of March 1, 1946 (hereinafter called the "Original Indenture"), to secure the principal of and the interest and premium (if any) on all bonds at any time issued and outstanding thereunder, to declare the terms and conditions upon which bonds are to be issued thereunder and to subject to the lien thereof certain property therein described; and

               WHEREAS, United States Trust Company of New York is now acting as Successor Trustee under the Original Indenture and the indentures supplemental thereto hereinafter enumerated; and

               WHEREAS, the Original Indenture has heretofore been supplemented by a First Supplemental Indenture dated as of December 1, 1948, a Second Supplemental Indenture dated as of
          April 1, 1953, a Third Supplemental Indenture dated as of June 1,
          1954, a Fourth Supplemental Indenture dated as of May 1, 1955, a
          Fifth Supplemental Indenture dated as of August 1, 1956, a Sixth Supplemental Indenture dated as of July 1, 1957, a Seventh
          Supplemental Indenture dated as of July 1, 1959, an Eighth Supplemental Indenture dated as of June 1, 1960, a Ninth
          Supplemental Indenture dated as of November 1, 1962, a Tenth Supplemental Indenture dated as of October 1, 1963, an Eleventh Supplemental Indenture dated as of October 1, 1964, a Twelfth Supplemental Indenture dated as of November 1, 1965, a Thirteenth Supplemental Indenture dated as of August 1, 1966, a Fourteenth Supplemental Indenture dated as of September 1, 1967, a Fifteenth Supplemental Indenture dated as of October 1, 1968, a Sixteenth Supplemental Indenture dated as of October 1, 1969, a Seventeenth Supplemental Indenture dated as of June 1, 1970, an Eighteenth Supplemental Indenture dated as of December 1, 1970, a Nineteenth Supplemental Indenture dated as of February 1, 1971, a Twentieth Supplemental Indenture dated as of November 1, 1971, a
          Twenty-first Supplemental Indenture dated as of August 1, 1972, a Twenty-second Supplemental Indenture dated as of August 1, 1973, a Twenty-third Supplemental Indenture dated as of October 1,
          1973, a Twenty-fourth Supplemental Indenture dated as of December
          1, 1973, a Twenty-fifth Supplemental Indenture dated as of
          November 1, 1974, a Twenty-sixth Supplemental Indenture dated as of March 1, 1975, a Twenty-seventh Supplemental Indenture dated as of July 1, 1975, a Twenty-eighth Supplemental Indenture dated as of October 1, 1975, a Twenty-ninth Supplemental Indenture dated as of February 1, 1976, a Supplemental Indenture No. 29A dated as of May 31, 1976, a Thirtieth Supplemental Indenture dated as of June 1, 1976, a Thirty-first Supplemental Indenture dated as of May 1, 1977, a Thirty-second Supplemental Indenture dated as of January 20, 1978, a Thirty-third Supplemental
          Indenture dated as of January 1, 1979, a Thirty-fourth
          Supplemental Indenture dated as of June 1, 1979, a Thirty-fifth Supplemental Indenture dated as of June 15, 1979, a Thirty-sixth Supplemental Indenture dated as of October 1, 1979, a
          Thirty-seventh Supplemental Indenture dated as of September 1,
          1984, a Thirty-eighth Supplemental Indenture dated as of July 1,
          1985, a Thirty-ninth Supplemental Indenture dated as of April 1,
          1988, a Fortieth Supplemental Indenture dated as of June 14,
          1988, a Forty-first Supplemental Indenture dated as of April 1,
          1989, a Forty-second Supplemental Indenture dated as of July 1,
          1989, a Forty-third Supplemental Indenture dated as of March 1,
          1991, a Forty-fourth Supplemental Indenture dated as of March 1,
          1992, a Forty-fifth Supplemental Indenture dated as of October 1,
          1992, a Forty-sixth Supplemental Indenture dated as of April 1,
          1993, a Forty-seventh Supplemental Indenture dated as of April
          10, 1993, a Forty-eighth Supplemental Indenture dated as of April
          15, 1993, a Forty-ninth Supplemental Indenture dated as of
          October 1, 1993, and a Fiftieth Supplemental Indenture dated as of August 1, 1994 (hereinafter respectively called "First
          Supplemental Indenture," "Second Supplemental Indenture," "Third Supplemental Indenture," "Fourth Supplemental Indenture," "Fifth Supplemental Indenture," "Sixth Supplemental Indenture," "Seventh Supplemental Indenture," "Eighth Supplemental Indenture," "Ninth Supplemental Indenture," "Tenth Supplemental Indenture,"
          "Eleventh Supplemental Indenture," "Twelfth Supplemental
          Indenture," "Thirteenth Supplemental Indenture," "Fourteenth Supplemental Indenture," "Fifteenth Supplemental Indenture,"
          "Sixteenth Supplemental Indenture," "Seventeenth Supplemental Indenture," "Eighteenth Supplemental Indenture," "Nineteenth Supplemental Indenture," "Twentieth Supplemental Indenture," "Twenty-first Supplemental Indenture," "Twenty-second
          Supplemental Indenture," "Twenty-third Supplemental Indenture," "Twenty-fourth Supplemental Indenture," "Twenty-fifth
          Supplemental Indenture," "Twenty-sixth Supplemental Indenture," "Twenty-seventh Supplemental Indenture," "Twenty-eighth
          Supplemental Indenture," "Twenty-ninth Supplemental Indenture," "Supplemental Indenture No. 29A," "Thirtieth Supplemental
          Indenture," "Thirty-first  Supplemental Indenture,"
          "Thirty-second Supplemental Indenture," "Thirty-third
          Supplemental Indenture," "Thirty-fourth Supplemental Indenture," "Thirty-fifth Supplemental Indenture," "Thirty-sixth
          Supplemental Indenture," "Thirty-seventh Supplemental Indenture," "Thirty-eighth Supplemental Indenture," "Thirty-ninth
          Supplemental Indenture," "Fortieth Supplemental Indenture," "Forty-first Supplemental Indenture," "Forty-second Supplemental

          Indenture," "Forty-third Supplemental Indenture," "Forty-fourth Supplemental Indenture," "Forty-fifth Supplemental Indenture," "Forty-sixth Supplemental Indenture," "Forty-seventh Supplemental Indenture," "Forty-eighth Supplemental Indenture", "Forty-ninth Supplemental Indenture", and "Fiftieth Supplemental Indenture", collectively called "the Supplemental Indentures"), for the purposes therein expressed; and

               WHEREAS, the Original Indenture has been recorded in the proper recording offices of the following counties in the State of New Jersey and the Commonwealth of Pennsylvania in Books of Mortgages at the pages respectively stated as follows:

                                      NEW JERSEY

                                        Mortgage
                    County                Book         Page

                    Burlington          360            1 &c
                    Camden              2423           37 &c
                    Essex               I-103          155 &c
                    Hunterdon           439            284 &c
                    Mercer              732            280 &c
                    Middlesex           871            101 &c
                    Monmouth            1365           1 &c
                    Morris              Z-16           1 &c
                    Ocean               385            33 &c
                    Passaic             B-24           1 &c
                    Somerset            386            1 &c
                    Sussex              394            148 &c
                    Union               1474           1 &c
                    Warren              279            191 &c




                                     PENNSYLVANIA

                    Armstrong           213            421 &c
                    Bucks               2133           151 &c
                    Dauphin             N52            1 &c
                    Indiana             200            371 &c
                    Montgomery          7537           1287 &c
                    Northampton         1159           1 &c

          ; and
               WHEREAS, the Supplemental Indentures have been recorded in the proper recording offices of the appropriate counties in the State of New Jersey and the Commonwealth of Pennsylvania; and

               WHEREAS, the Original Indenture, as the same may be amended or supplemented from time to time by indentures supplemental thereto, is hereinafter referred to as "the Indenture"; and

               WHEREAS, the Original Indenture authorizes the Company and the Trustee to enter into supplemental indentures for the purpose, among others, of (i) conveying, transferring and assigning to the Trustee, and subjecting to the lien thereof, additional properties thereafter acquired by the Company, and
          (ii) curing an ambiguity or correcting or supplementing any provision contained in the Original Indenture; and

               WHEREAS, the Company desires to subject specifically to the lien of the Indenture certain property acquired by the Company and more particularly described in Schedule A; and

               WHEREAS, the provisions of Article XVII, Section 17.01(f) of the Original Indenture provide that indentures supplemental to the Original Indenture may be executed and delivered for any purpose not inconsistent with the terms of the Original Indenture or to cure any ambiguity or to correct or supplement any provision contained in the Original Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Original Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Original Indenture which shall not be inconsistent with the provisions of the Original Indenture and which shall not adversely affect the interests of the holders of the bonds; and

               WHEREAS, the Company desires to cure an ambiguity in Article I, Section 1.05(B)(2) of the Original Indenture relating to the identification and inclusion of property additions in officers' certificates of bondable value of property additions; and

               WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate action of its Board of Directors, has fully resolved and determined to make, execute and deliver to the Trustee a Fifty-first Supplemental Indenture in the form hereof for the purposes herein provided; and

               WHEREAS, the Company represents that all conditions and requirements necessary to make this Fifty-first Supplemental
          Indenture, in the form and upon the terms hereof, a valid, binding and legal instrument, in accordance with its terms, and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery hereof, in the form and upon the terms hereof, have been in all respects duly authorized.

               NOW THEREFORE, THIS FIFTY-FIRST  SUPPLEMENTAL INDENTURE
          WITNESSETH: That Jersey Central Power & Light Company, in consideration of the premises, and the execution and delivery by the Trustee of this Fifty-first Supplemental Indenture and for other good and valuable considerations, receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, enfeoffed, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, enfeoff, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto United States Trust Company of New York, as Successor Trustee as aforesaid, and to its successors in the trust created by the Original Indenture and to its and their successors and assigns forever, all the following properties of the Company, that is to say:

                                        FIRST

               All property additions, as defined in and by Section 1.03 of the Original Indenture, acquired by the Company on or after August 1, 1994, and prior to August 15, 1996, and now owned by the Company.

                                        SECOND

               Also all property of the character and nature specified in the "Second," "Third," "Fourth," "Fifth," and "Sixth" subdivisions of the granting clauses of the Original Indenture.

                                        THIRD

               All those certain lots, tracts or parcels of real estate and interest more particularly and specifically described in Schedule A attached hereto and hereby made a part hereof.

               EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Fifty-first Supplemental Indenture and from the lien and operation of the Indenture, all property which, prior to the date of this Fifty-first Supplemental Indenture, shall have been released from the lien of, or disposed of by the Company in accordance with the provisions of the Indenture; and all the tracts or parcels of land and premises and all property of every kind and type excepted and excluded from, and not heretofore or hereby expressly subjected to, the lien of the Original Indenture by the terms thereof whether such property was owned by the Company at the date thereof or has been acquired since that date.


               SUBJECT, HOWEVER, except as otherwise expressly provided in this Fifty-first Supplemental Indenture, to the exceptions, reservations and matters recited in the Indenture, to the reservations, exceptions, limitations and restrictions contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and subject also to existing leases, to liens on easements or rights-of-way for transmission or distribution line purposes, to taxes and assessments not in default, to easements for alleys, streets, highways, rights-of-way and railroads that may run across or encroach upon said lands, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to the construction and other permissible encumbrances, as defined in the Original
          Indenture, and subject also to the provisions of Section 13.03 of the Original Indenture.

               In trust, nevertheless, upon the terms and trusts set forth in the Indenture.

               AND THIS FIFTY-FIRST  SUPPLEMENTAL INDENTURE FURTHER
          WITNESSETH: That the Company, for the considerations aforesaid, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, as follows:


                                      ARTICLE I.

                               CONCERNING THE TRUSTEE.

               SECTION 1.01. The Trustee hereby accepts the properties hereby mortgaged and conveyed to it upon the trusts hereinbefore referred to and agrees to perform the same upon the terms and conditions set forth in the Indenture.

               SECTION 1.02. The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this Fifty-first Supplemental Indenture, or the due execution hereof by the Company, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.


                                      ARTICLE II

                   CURING AN AMBIGUITY IN ARTICLE I, SECTION 1.05
                              OF THE ORIGINAL INDENTURE

               SECTION 2.01. Pursuant to Article XVII, Section 17.01(f) of the Original Indenture, for the purpose of curing an ambiguity in
          Article I, Section 1.05 relating to the identification and inclusion of property additions in officers' certificates of bondable value of property additions, Section 1.05(B)(2) of the Original Indenture is hereby revised and restated in its entirety as follows:

               "(2) a brief identification, including the location, of the property additions then being certified to the Trustee; if any property included in such property additions is located on any leasehold, other than those of the nature described in paragraph
          d) of the definition of property additions,stating that such leasehold extends beyond the date of maturity of all bonds then outstanding under this Indenture and all additional bonds applied for at the particular time, and that the amount then and theretofore included in property additions on account of leasehold estates or improvements, extensions or additions thereto, other than those of the nature described in paragraph
          (d) of the definition of property additions, does not in the aggregate exceed five per centum (5%) of the aggregate principal amount of all bonds then outstanding and all bonds which might then be authenticated and delivered hereunder pursuant to the provisions of Sections 4.03, 4.04 and 4.05 hereof; if any property included in such property additions is subject to a prior lien securing prior lien bonds which have not been described in accordance with clause (10) of this paragraph B in a preceding certificate delivered to the Trustee pursuant to this paragraph B, stating (i) the principal amount of prior lien bonds secured by such prior lien and then to become refundable prior lien bonds, and (ii) the aggregate principal amount of prior lien bonds then outstanding which became, at any previous time, refundable prior lien bonds, and (iii) stating that the inclusion of said property in the certificate does not result in a violation of the covenants contained in the first paragraph of
          Section 5.15 hereof; (i) no annual officers' certificate of bondable value of property additions shall include property additions made, constructed or acquired by the Company during the period prior to the date of the last preceding annual officers' certificate of bondable value of property additions delivered to the Trustee pursuant to this paragraph B, and (ii) each officers' certificate other than an annual officers' certificate of bondable value of property additions may include property additions made, constructed or acquired by the Company during the period subsequent to the date of the last preceding annual officers' certificate of bondable value of property additions delivered to the Trustee pursuant to this paragraph B, if such property additions have not been included in a previous certificate, except, in either case, (a) that such certificate may include property additions made, constructed or acquired by the Company prior to said dates if such property additions are subject to a prior lien and have not been included in a previous certificate, and (b) that any property additions acquired by the Company within 15 days preceding, or to be so acquired concurrently with the granting of any application in connection with which such officers' certificate is delivered to the Trustee, may, unless such property additions are to be acquired in exchange or substitution for bondable property, be certified to the Trustee as property additions in such officers' certificate and in such event shall be treated for all purposes of this Indenture has having been acquired on or before the date of such officers' certificate."

                                     ARTICLE III.

                                    MISCELLANEOUS.

               SECTION 3.01. For all purposes hereof, except as the context may otherwise require, (a) all terms contained herein shall have the meanings given such terms in, and (b) all references herein to sections of the Original Indenture shall be deemed to be to such sections of, the Original Indenture as the same heretofore has been or hereafter may be amended by an indenture or indentures supplemental thereto.

               SECTION 3.02. As amended and supplemented by the aforesaid indentures supplemental thereto and by this Fifty-first Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the aforesaid indentures supplemental thereto and this Fifty-first Supplemental Indenture shall be read, taken and construed as one and the same instrument.

               SECTION 3.03. This Fifty-first Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, JERSEY CENTRAL POWER & LIGHT COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary and United States Trust Company of New York, as Successor Trustee as aforesaid, the party of the second part, in token of its acceptance of the trust hereby created, has caused this instrument to be signed in its name and behalf by an Authorized Officer and its corporate seal to be hereunto affixed and attested by an Authorized Officer, all as of the day and year first above written.

                              JERSEY CENTRAL POWER & LIGHT COMPANY

                              By

                                        T. G. Howson
                                        Vice President
          ATTEST:


          M. A. Nalewako
          Assistant Secretary

          Signed, sealed and delivered by
               JERSEY CENTRAL POWER & LIGHT
               COMPANY in the presence of:

                              UNITED STATES TRUST COMPANY
                                   OF NEW YORK
                                   As Successor Trustee as aforesaid


                              By

                                        Vice President
          ATTEST:




          Assistant Secretary

          Signed, sealed and delivered by
            UNITED STATES TRUST COMPANY
            OF NEW YORK
            in the presence of:

          STATE OF NEW JERSEY  :
                              :    ss:
          COUNTY OF MORRIS  :


                    On this _____ day of August, 1996, before me, B. E. Jost, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared T. G. Howson, who, to my satisfaction, acknowledged himself to be a Vice President of Jersey Central Power & Light Company, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained as the act of the corporation by signing his name as Vice President of the corporation.

                    IN WITNESS WHEREOF, I hereunto set my hand and official seal.



          _________________________________
                                                  Notary Public

          [NOTARIAL SEAL]


          STATE OF NEW YORK  :
                              :  ss.
          COUNTY OF NEW YORK  :


                    On this _____day of August, 1996, before me, _______________________, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared L. P. Young, who, to my satisfaction, acknowledged himself to be a Vice President of United States Trust Company of New York, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained as the act of the corporation by signing his name as Vice President of the corporation.

                    IN WITNESS WHEREOF, I hereunto set my hand and official seal.



          _________________________________
                                                  Notary Public

          [NOTARIAL SEAL]

                               CERTIFICATE OF RESIDENCE



               United States Trust Company of New York, Successor Trustee within named, hereby certifies that its precise residence is 114 West 47th Street, in the Borough of Manhattan, in the City of New York, in the State of New York.



                              UNITED STATES TRUST COMPANY OF NEW YORK




                              By

                                      Vice President

                             COMMONWEALTH OF PENNSYLVANIA
                                  MONTGOMERY COUNTY

          PENNSYLVANIA - NEW JERSEY - MARYLAND INTERCONNECTION CONTROL
          CENTER:

               An undivided 7.50% interest of the Company in and to the following described real property:

               All that certain tract or parcel of ground with the buildings and improvements thereon, situate in the Township of Lower Providence, County of Montgomery, Commonwealth of Pennsylvania bounded and described in accordance with a survey and plan thereof made by George C. Beebe, Registered Professional Engineer, for Robert E. Lamb, Inc., Valley Forge, Pennsylvania, dated May 16, 1968, as follows:

               Beginning at a point at the intersection of the title line within the bed of Van Buren Avenue and the title line within the bed of Jefferson Avenue and extending thence from said point S. 42 degrees 00' W. 440 feet 0 inches to a point; thence N. 48 degrees 00' W. 440 feet 0 inches to a point; thence N. 42 degrees 00' E 75 feet 0 inches to a point; thence N. 48 degrees 00' W. 30 feet 0 inches to a point; thence N. 42 degrees 00' E. 365 feet 0 inches to a point on the title line within the bed of Van Buren Avenue and thence along the title line within the bed of Van Buren Avenue, S. 48 degrees 00' E. 470 feet 0 inches to the first mentioned point and place of beginning.

               Containing 4.696 acres, more or less.

               Subject to easements, rights, covenants, conditions and restrictions of record, if any, or otherwise visible.

               Being the same undivided 7.50% interest in the above described premises which was conveyed to the Company by PECO Energy Company, a Pennsylvania corporation, as Agent for members of the Pennsylvania-New Jersey-Maryland Interconnection, by deed dated July 13, 1995 and recorded in the Montgomery County Commissioners Registry on October 26, 1995 in Deed Book 5129, Page 1538 &c.

               Montgomery County Tax Parcel No. 43-00-15406-00-4.